Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Sono-Tek Corporation on Form S-8 (File No. 333-282673 and File No. 333-216504) and Form S-3 (File No. 333-267067) of our report dated May 28, 2025, with respect to the consolidated financial statements of Sono-Tek Corporation included in this Annual Report on Form 10-K for the year ended February 28, 2025.

/s/ CBIZ CPAs P.C.

Morristown, New Jersey

May 28, 2025